UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2007
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Signatures

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 26, 2007, the Board of Directors of Southern Copper Corporation (the “Company”) elected Mr. Alberto de la Parra Zavala as a director of the Company.  Mr. de la Parra will serve on the Board of Directors of the Company until the next annual meeting of stockholders, or a special meeting at which directors are elected, and until his successor shall have been duly elected and qualified.

Mr. Alberto de la Parra Zavala, 40, has been the General Counsel of Grupo Mexico, S.A.B. de C.V., the Company’s ultimate parent and the majority indirect stockholder of the Company, since February 2007.  He was a Partner of Galicia y Robles, S.C., a prominent Mexican law firm, from February 2002 to January 2007.  Mr. de la Parra was a Partner of Santamarina y Steta, S. C., one of the largest law firms in Mexico, from 1997 to 2002.  He also worked for one year as a foreign associate with the law firm White & Case LLP in New York City.  Mr. de la Parra is an accomplished Mexican attorney with broad experience in corporate and financial matters, including mergers and acquisitions.  He has represented Mexican and international clients before Mexican authorities, including the Banking and Securities Exchange Commission, and the Stock Exchange.

Additionally, Mr. de la Parra is the Corporate Secretary of the Board of Directors of Grupo Mexico, S.A.B. de C.V., and certain of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation
(Registrant)

By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
Vice President, Legal, General Counsel and Secretary

Date: July 26, 2007